                                                                      EXHIBIT 11

SPECIALTY MORTGAGE TRUST, INC.
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                             THREE MONTHS    THREE MONTHS   SIX MONTHS     SIX MONTHS
                                                                 ENDED          ENDED          ENDED          ENDED
                                                             JUNE 30, 2001  JUNE 30, 2000  JUNE 30, 2001  JUNE 30, 2000
                                                              (UNAUDITED)    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
                                                             -------------  -------------  -------------  -------------
Basic
         Average Common Shares Outstanding                       339,761        320,200        337,772        320,200
         Net Income                                            1,269,290      1,034,739      2,574,690      1,918,512
         Per Share Amount                                           3.74           3.23           7.62           5.99
Diluted
         Average Common Shares Outstanding                       339,761        320,200        337,772        320,200
         Net effect of conversion of preferred shares
              outstanding during the period                    4,627,954      3,863,072      4,657,572      3,847,066
         Net effect of dilutive stock options outstanding
              during the period - based on the treasury
              stock method                                        53,423         78,356         53,423         78,356
              Total                                            5,021,138      4,261,628      5,048,767      4,245,622
         Net Income                                            1,269,290      1,037,739      2,574,690      1,918,512
         Per Share Amount                                            .25            .24            .51            .45


The accompanying notes are an integral part of these statements